Exhibit 5.1

November 16, 2011

BHP Billiton Finance (USA) Limited,

180 Lonsdale Street,

Melbourne, Victoria 3000,

Australia.

BHP Billiton Limited,

180 Lonsdale Street,

Melbourne, Victoria 3000,

Australia.

BHP Billiton Plc,

Neathouse Place, Victoria,

London SW1V 1BH,

United Kingdom.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of an indeterminate amount of debt securities (the “Securities”) of BHP Billiton Finance (USA) Limited, a corporation organized under the laws of the Commonwealth of Australia (the “Company”) on Form F-3 (File No. 333-162380) (as amended through the date hereof, the “Registration Statement”), and guaranteed as to payment of principal and interest by BHP Billiton Limited, a corporation organized under the laws of the Commonwealth of Australia, and BHP Billiton Plc, a public limited company incorporated under the laws of England and Wales (each, a “Guarantor” and together, the “Guarantors”) pursuant to the guarantees contained in the indenture relating to the Securities (the “Indenture”) and noted on the notes (the “Guarantees”), we, as your special United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion: (1) when the terms of the Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (2) when the terms of the Guarantees and of their issuance have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantors, and the Guarantees have been duly executed and authenticated in accordance with the Indenture and issued as contemplated in the Registration Statement, the Guarantees will constitute valid and legally binding obligations of the Guarantors, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Australian law, we have relied upon the opinion, dated November 16, 2011, of Anthony Austin, Australian legal advisor to the Company and the Guarantors, and our opinion is subject to the same assumptions and qualifications with respect to such matters as are contained in such opinion of Anthony Austin. We note that you have separately been provided with an opinion of Sullivan & Cromwell LLP with respect to certain matters of English law.

Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell